SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   February 5, 2003

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Masco Corporation
(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-5794 (Commission File Number)	38-1794485 (IRS Employer Identification No.)
21001 Van Born Road, Taylor, Michigan (Address of Principal Executive Offices)	48180 (Zip Code)

(313) 274-7400
 Registrant's telephone number, including area code

Item 5.  Other Events.

       On February 5, 2003 the Company issued a press release announcing the unexpected passing of its President, Raymond F. Kennedy.  A copy of the press release is included as Exhibit 99.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

                        99   Press Release dated February 5, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION

By: /s/ Timothy Wadhams Name: Timothy Wadhams Title: Vice President – Chief Financial Officer

February 5, 2003

EXHIBIT  INDEX

99   Press Release dated February 5, 2003

Exhibit 99

FOR IMMEDIATE RELEASE	Contact: Samuel Cypert 313-792-6646

MASCO CORPORATION SADLY ANNOUNCES THE UNEXPECTED
PASSING OF ITS PRESIDENT RAYMOND F. KENNEDY

       Taylor, Michigan (February 5, 2003) – Masco Corporation today sadly announced the passing of Company President and Chief Operating Officer Raymond F. Kennedy.

       “Ray was a leader who was loved, admired and respected by all who knew him. He will be greatly missed by his family, many friends and business associates,” said Masco Chairman and Chief Executive Richard A. Manoogian.

       Mr. Kennedy, 60, passed away unexpectedly from an apparent heart attack at his home in Michigan last evening.  Funeral arrangements are pending.

       Mr. Manoogian, who previously served as President and Chief Operating Officer will assume Mr. Kennedy's responsibilities on an interim basis.  Mr. Manoogian commented, "Ray has developed and trained an outstanding management team over the years and we expect a smooth transition of responsibilities."

       Headquartered in Taylor, Michigan, Masco Corporation is one of the world’s leading manufacturers of home improvement and building products as well as a leading provider of services that include the installation of insulation and other building products.

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Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments.  Actual results may vary materially because of external factors such as interest rate fluctuations, and changes in consumer spending, and other factors over which management has no control.  Additional information about our products, markets and conditions, which could affect our future performance, is contained in the Company's filings with the Securities and Exchange Commission.